Exhibit 3.18

BY-LAWS

OF

WATERMARK REALTY REFERRAL, INC.

ARTICLE I

STOCKHOLDERS

Section 1.01.                          Annual Meetings:  The annual meeting of the stockholders for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such hour and on such day during the month of April in each year as the Directors by resolution shall determine.

Section 1.02.                          Special Meetings:  Special meetings of the stockholders may be called at any time by the President or, in his absence or disability, by any Vice President; or by the Board of Directors; and shall be immediately called by the President, or, in his absence or disability, by a Vice President, or by the Secretary, upon the written request of persons holding of record in the aggregate a majority in amount of the outstanding shares of stock of BERMUDA BAY REALTY, INC. (hereinafter referred to as the “Corporation”) at the time entitled to vote for the election of directors, such written request to state the purpose or purposes of the meeting and to be delivered to the President, such Vice President or the Secretary. In case of failure to call such meeting within twenty (20) days after such request, such stockholder or stockholders may call the same and the called meeting shall be held on the thirtieth (30th) day after the delivery of the written request to the President or Vice President or Secretary of the Corporation. If the thirtieth (30th) day falls on a Sunday or legal holiday, said meeting shall be held on the next succeeding day if not a Sunday or legal holiday.

Section 1.03.                          Place of Meetings:  All annual meetings of the stockholders shall be held at the principal office of the Corporation, or at such other place as shall be specified in the notices or waivers of notice thereof. All other meetings of the stockholders shall be held at such places as shall be specified in the respective notices or waivers of notice thereof.

Section 1.04.                          Notice of Meetings:  The Secretary or an Assistant Secretary shall cause notice of the time, place and purpose or purposes of each meeting of the stockholders whether annual or special) to be mailed, at least ten (10) days, but not more than sixty (60) days, prior to the meeting, to each stockholder of record entitled to vote at his post office address as the same appears on the books of the Corporation at the time of such mailing. Notice of any meeting of stockholders need not be given to any stockholder who shall sign a waiver of such notice in writing, whether before, at or after the time of such meeting. No notice of any adjourned meeting of the stockholders (other than an announcement made at the meeting originally called) need be given.

Section 1.05.                          Statutory Exceptions Not Limited:  Nothing contained in these By-Laws shall be construed to limit in any way the applicability to any annual or special meeting of the stockholders of any statute at the time in force which would validate, by virtue of the presence thereat and written consent of the holders of a specified percentage of shares of stock, or otherwise, the acts of such meeting, notwithstanding the particular manner or extent of the call or notice thereof.

Section 1.06.                          Quorum:  Except as at the time otherwise authorized or required by statute, by the Corporation’s Articles of Incorporation or by these By-Laws, the presence at any meeting of the stockholders, in person or by proxy, of the holders of record of shares of stock entitled to vote at the meeting aggregating at least a majority of the total number of shares of stock then issued and outstanding and entitled to vote at the meeting, shall be necessary and sufficient to constitute a quorum for the transaction of business. In the absence of a quorum, a majority in interest of the stockholders entitled to vote at the meeting and present thereat in person or by proxy, or, if no stockholder entitled to vote is present thereat in person or by proxy, any officer present thereat entitled to preside or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time. At any such adjourned meetings at which a quorum may be present, any business may be transacted which might have been transacted at the meeting originally called.

Section 1.07.                          Voting:

(a)                                 The stockholders shall vote as a single class for all purposes. At each meeting of stockholders every holder of record of stock entitled to vote at such meeting shall be entitled to one (1) vote for each share of such stock standing in his name on the books of the Corporation at the record date fixed by the Board of Directors pursuant to the provisions of Section 5.06 hereof, or, if such record date shall not have been so fixed, at the time of such meeting.

(b)                                 At each meeting of the stockholders, each stockholder entitled to vote shall be entitled to vote in person or by proxy; provided, however, that the right to vote by proxy shall exist only in case the instrument authorizing such proxy to act shall have been executed in writing by the stockholder himself or by his attorney thereunto duly authorized in writing. Such instrument authorizing a proxy to act shall be delivered to the Secretary of the Corporation or to such other officer or person who may, in the absence of the Secretary, be acting as Secretary of the meeting. In the event that any such instrument shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one (1) be present, that one, shall (unless the instrument shall otherwise provide) have all of the powers conferred by the instrument upon all persons so designated. Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held, and persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he shall have expressly empowered the pledge to vote thereon, in which case the pledge, or his proxy, may represent such stock and vote thereon.

(c)                                  At all meetings of the stockholders, except as otherwise required by statute, by the Corporation ’s Articles of Incorporation or by Section 2.03 hereof, all matters shall be decided by a vote of the majority of the votes cast by the stockholders entitled to vote thereat and present in person or by proxy. The vote upon any question before a meeting of the stockholders shall be by ballot whenever requested by any person entitled to vote, but, unless such a request is made, voting may be conducted in any way approved by the meeting.

ARTICLE II

BOARD OF DIRECTORS

Section 2.01.                          General Powers:  The property, affairs and business of the Corporation shall be managed by the Board of Directors. The Board of Directors may exercise all the powers of the Corporation, whether derived from law or the Corporation ’s Articles of Incorporation, except such powers as are by statute, by the Corporation ‘s Articles of Incorporation or by these By-Laws vested solely in the stockholders of the Corporation.

Section 2.02.                          Number and Term of Office:  The initial Board of Directors of the Corporation shall consist of three (3) members; and the number of members of the Board of Directors may be changed from time to time by the affirmative vote of at least a majority of outstanding stock at any annual or special meeting of stockholders, provided that no such change shall be made to lessen the duration of the current term of any incumbent director. Each director (whether elected at an annual meeting or to fill a vacancy or newly created directorship or otherwise) shall hold office until his successor shall have been elected and shall qualify, or until his death, resignation in the manner provided in Section 2.08 hereof, or removal in the manner provided in Section 2.09 hereof.

Section 2.03.                          Election of Directors:  Except to the extent otherwise provided in Section 2.10 hereof, directors shall be elected annually at the annual meetings of the stockholders. In the event of the failure to elect directors at an annual meeting of the stockholders, directors may be elected at any special meeting of stockholders entitled to vote for the election of directors, provided that such purpose shall be specified in the notice of such meeting. Directors need not be stockholders.

Section 2.04.                          Annual and Regular Meetings:  The annual meeting of the Board of Directors, for the choosing of officers and for the transaction of such other business as may come before the meeting, shall be held in each year immediately after the annual meeting of the stockholders at the place of such annual meeting of stockholders or at such other place to the designation of which each director shall consent in writing. Subject to the requirements of Section 7.01 hereof, notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix the time and place thereof. Regular meetings may be held within the State of Florida or if a majority of directors consent, outside the State of Florida. Subject to the requirements of Section 7.01 hereof, notice of such regular meetings need not be given; provided, however, that in case the Board of Directors shall fix or change the time or place of regular meetings, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, addressed to him at his residence or usual place of business.

Section 2.05.                          Special Meetings;  Notice:  Special meetings of the Board of Directors shall be held whenever called by the President, or, in the absence or disability of the President, by any Vice President, or by two (2) or more directors at such time and place as may be specified in the respective notices or waivers of notice thereof. Special meetings may be held within the State of Florida or, if a majority of directors consent, outside of the State of Florida. Notice of each special meeting, stating the time and place thereof, shall be mailed to each director, addressed to him at his residence or usual place of business, at least three (3) days before the day on which the meeting is to be held or shall be sent to him at such residence or usual place of business by telegram, radio or cable or delivered to him personally not later than three days before the day on which the meeting is to be held. Notice of any special meeting need not be given to any director who shall attend such meeting in person or to any director who shall waive notice of such meeting in writing, whether before or after the time of such meeting, and any business may be transacted thereat. No notice need be given of any adjourned meeting.

Section 2.06.                          Quorum:  At all meetings of the Board Directors, the presence of a majority of directors shall be necessary and sufficient to constitute a quorum for the transaction of business.

Section 2.07.                          Telephone Meetings:  Unless otherwise restricted by the Corporation ‘s Articles of Incorporation or by these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 2.08.                          Resignations:  Any director may resign at any time by delivering a written resignation to either the Board of Directors, the President, a Vice President, the Secretary or an Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 2.09.                          Removal of Directors:  Any director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of the stock of the Corporation entitled to vote for the election of such directors, given at a special meeting of the stockholders called for that purpose, regardless of whether a quorum of all of the stockholders is present. The provisions of this Section 2.09 may be amended, altered or repealed only by the stockholders in the manner specified in Section 7.01 hereof.

Section 2.10.                          Vacancies and Newly Created Directorships:  If any vacancies shall occur in the Board of Directors by reason of death, resignation, removal, increase in the number of directors or otherwise, the directors then in office shall continue to act and such vacancies shall be filled by a majority vote of the remaining directors then in office.

Section 2.11.                          Compensation of Directors:  The directors, as such shall not receive any stated salary for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance may be allowed to each director who is not an active, salaried employee of the Corporation for attendance at meetings of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

Section 2.12.                          Committees:

(a)                                 The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified members at any meeting of the committee.

(b)                                 In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

(c)                                  Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Articles of Incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation ‘s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution or the Articles of Incorporation of the Corporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

(d)                                 Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

ARTICLE III

OFFICERS

Section 3.01.                          Number:  The officers of the Corporation shall be a Chairman of the Board, a President, such number and classes of Vice Presidents as the Board of Directors may from time to time determine, a Secretary and a Treasurer and such other officers as may be appointed in accordance with the provisions of Section 3.03 hereof.

Section 3.02.                          Election, Term of Office and Qualifications:  The officers (except such officers as may be appointed in accordance with the provisions of Section 3.03 hereof) shall be chosen by the Board of Directors annually at its annual meeting. In the event of the failure to choose officers at an annual meeting of the Board of Directors, officers may be chosen at any regular or special meeting of the Board of Directors. Each such officer (whether chosen at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold his office until the next ensuing annual meeting of the Board of Directors and until his successor shall have been chosen and qualified, or until his death, resignation in the manner provided in Section 3.04 hereof or removal in the manner provided in Section 3.05 hereof. Any one (1) person may hold any two (2) or more of such offices, except that the President shall not also be the Secretary or an Assistant Secretary. No person holding two (2) or more off ices shall act in or execute any instrument in the capacity of more than one (1) office. The President shall be and remain a director of the Corporation during the term of his office. No other officer need be a director.

Section 3.03.                          Subordinate Officers. etc. :  The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors from time to time may determine.

Section 3.04.                          Resignations:  Any officer may resign at any time by delivering a written resignation to the Board of Directors, the President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 3.05.                          Removal:  Any officer may be removed from office, either with or without cause, at any special meeting of the Board of Directors called for that purpose or at a regular meeting, by the vote of a majority of the total number of directors.

Section 3 .06.                       Vacancies and Newly Created Offices:  If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or any other cause, or if a new office shall be created, then such vacancy or newly created office may be filled by the Board of Directors at any regular or special meeting.

Section 3.07.                          The Chairman:  The Chairman shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors, shall be ex- officio and chairman of all standing committees of the board, shall have general and active mangement of the business, affairs and property of the corporation and general supervision over its officers, employees and agents, and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

Section 3.08.                          The President:  The President shall have the following powers and duties:

(a)                                 He shall be the chief operating officer of the Corporation, in the absence of the chairman, and shall preside at all meetings of the stockholders and board of directors, and subject to the direction of the chairman, he shall have immediate supervision and control of the business, affairs and property of the Corporation and over its officers, employees and agents.

(b)                                 As directed by the chairman or the board of directors, he shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

(c)                                  He shall be empowered to sign of the Corporation, the authorized by the Board of Certificates representing stock issuance of which shall have been Directors.

(d)                                 Subject to the Board of Directors, he shall have and perform such other powers and duties as from time to time may be assigned to him by the Board of Directors.

(e)                                  He shall have the authority to execute all legal documents on behalf of the Corporation.

Section 3.09.                          The Vice Presidents:  The Board of Director may, from time to time, designate and elect one or more Vice Presidents. Each Vice President shall have such powers and perform such duties as from time to time may be assigned to him by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President designated by the Board of Directors or (in the absence of such designation by the Board of Directors) by the President may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall be empowered to sign Certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board of Directors. Each Vice President shall have the authority to execute and deliver any deed, mortgage, contract or other instrument in the name and on behalf of the Corporation.

Section 3.10.                          The Secretary:  The Secretary shall have the following powers and duties:

(a)                                 He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

(b)                                 He shall cause all notices to be duly the given in accordance with provisions of these By-Laws and as required by statute.

(c)                                  He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all Certificates representing stock of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and, when so affixed, he may attest the same.

(d)                                 He shall see that the books, reports, statements, certificates and other documents and records required by statute are properly kept and filed.

(e)                                  He shall have charge of the stock and transfer books of the Corporation and cause the stock and transfer books to be kept in such manner as to show at any time the amount of the stock of the Corporation issued and outstanding, the names alphabetically arranged and the addresses of the holders of record thereof, the number of shares held by each holder and time when each became such holder of record; and he shall exhibit at all reasonable times to any director, upon application, the original or duplicate stock register. He shall cause the stock book referred to in Section 5.04 hereof, to be kept and exhibited at the Florida office of the Corporation in the manner and for the purpose provided in such Section.

(f)                                   He shall be empowered to sign Certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board of Directors.

(g)                                  He shall perform, in general, all duties incident to the office of Secretary and such other duties as are given to him by these By-Laws or as from time to time may be assigned to him by the Board of Directors or the President.

Section 3.11.                          The Treasurer:  The Treasurer shall have the following powers and duties:

(a)                                 He shall have charge and supervision over and be responsible for the monies, securities, receipts and disbursements of the Corporation.

(b)                                 He shall cause the monies and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 4.03 hereof.

(c)                                  He shall cause the monies of the Corporation to be disbursed by checks or drafts (signed as provided in Section 4.04 hereof) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all monies disbursed.

(d)                                 He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer and render a full financial report at the annual meeting of the stockholders if called upon to do so.

(e)                                  He shall cause to be kept correct books of account of all the business and transactions of the Corporation and exhibit such books to any director upon application at such office during business hours.

(f)                                   He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

(g)                                  He shall be empowered to sign Certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board of Directors.

(h)                                 He shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

Section 3.12.                          Salaries:  The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 3.03 hereof. As to this Section, the decision of the Board of Directors shall be by a majority of the directors present at the meeting. No officer shall be prevented from receiving any such salary or compensation by reason of the fact that he is also a director of the Corporation.

Section 3 .13 .                    Surety Bonds:  In case the Board of Directors shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the Corporation, including responsibility and accounting for all property, monies, or securities of the Corporation which may come into his hands.

ARTICLE IV

EXECUTION OF INSTRUMENTS, BORROWING

OF MONEY AND DEPOSIT OF CORPORATE FUNDS

Section 4.01.                          Execution of Instruments:  Subject to any limitation contained in the Corporation ‘s Articles of Incorporation or in these By-Laws, the President or any Vice President may, in the name and on behalf of the Corporation, execute and deliver any deed, mortgage, contract or other instrument authorized by the Board of Directors. The Board of Directors may, subject to any limitation contained in the Corporation ‘s Articles of Incorporation or in these By-Laws, authorize any officer or agent to execute and deliver any deed, mortgage, contract or other instrument in the name and on behalf of the Corporation. Any such authorization may be general or confined to specific instances.

Section 4.02.                          Loans:  Except in the ordinary course of business of the Corporation, no loan or advance shall be contracted on behalf of the Corporation, no negotiable paper or other evidence of its obligation under any loan or advance shall be issued in its name and no property of the Corporation shall be mortgaged, pledged, hypothecated, or transferred as security for the payment of any loan, advance, indebtedness or liability of the Corporation unless and except as authorized by the Board of Directors. Any such authorization may be general or confined to specific instances.

Section 4.03.                          Deposits:  All monies of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select or as from time to time may be selected by any officer or agent authorized to do so by the Board of Directors.

Section 4.04.                          Checks, Drafts, Notes:  All notes, drafts, acceptances, checks, endorsements and, subject to the provisions of Section 4.05 hereof, evidences of indebtedness of the Corporation, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 4.05.                          Bonds and Debentures:  Every bond or debenture issued by the Corporation shall be evidenced by an appropriate instrument which shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or by the Secretary or an Assistant Secretary and sealed with the seal of the Corporation. The seal may be facsimile, engraved or printed. Where such bond or debenture is authenticated with the manual signature of an authorized officer of the Corporation or other trustee designated by the indenture of trust or other agreement under which such security is issued, the signature of any of the Corporation ‘s officers named herein may be facsimile. In case any officer who signed or whose facsimile signature has been used on any such bond or debenture shall cease to be an officer of the Corporation for any reason before the same has been delivered by the Corporation, such bond or debenture may nevertheless be adopted by the Corporation and issued and delivered as though the person who signed it or whose facsimile signature has been used thereon had not ceased to be such officer.

Section 4.06.                          Sale, Transfer, etc. of Securities:  Sales, transfers, endorsements and assignments of shares of stock, bonds and other securities owned by or standing in the name of the Corporation and the execution and delivery on behalf of the Corporation of any and all instruments in writing incident to any such sale, transfer, endorsement or assignment shall be effected by the President or any Vice President, together with the Treasurer or Secretary or Assistant Secretary, or by any officer or agent thereunto authorized by the Board of Directors.

Section 4.07.                          Proxies:  Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation shall be executed and delivered on behalf of the Corporation by the President or any Vice President and the Secretary or an Assistant Secretary of the Corporation or by any officer or agent thereunto authorized by the Board of Directors.

ARTICLE V

CAPITAL STOCK

Section 5.01.                          Certificate of Stock:  Every holder of stock in the Corporation shall be entitled to have a Certificate, signed by the President or any Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and sealed with the seal (which may be facsimile, engraved or printed) of the Corporation, certifying the number of shares owned by him in the Corporation; provided, however, that, where such a Certificate is signed by (a) a transfer agent or an assistant transfer agent; or (b) a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, may be a facsimile. In case any officer who shall have signed or whose facsimile signature or signatures shall have been used on any such Certificate shall cease to be such officer of the Corporation for any reason before the delivery of such Certificate by the Corporation, such Certificate may nevertheless be adopted by the Corporation and be issued and delivered as though the person who signed it or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer. Certificates representing shares of stock of the Corporation shall be in such form as shall be approved by the Board of Directors. There shall be entered upon the stock books of the Corporation at the time of issuance of each share the number of the Certificate issued, the name and address of the person owning the shares represented thereby, the number of such shares and the date of issuance thereof. Every Certificate exchanged or returned to the Corporation shall be marked “Cancelled” with the date of cancellation.

Section 5.02.                          Transfer of Stock:  Transfers of shares of the stock of the Corporation shall be made on the books of the Corporation by the holder of record thereof, or by his attorney- in- fact thereunto duly authorized by a power of attorney duly executed in writing and filed with the Secretary of the Corporation or any of its transfer agents, and on surrender of the Certificate or Certificates properly endorsed or accompanied by proper instruments of transfer representing such shares. The Corporation and its transfer agents and registrars, if any, shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

Section 5.03.                          Regulations:  Subject to the provisions of this Article V and of the Articles of Incorporation of the

Corporation, the Board of Directors may make such rules and regulations as they may deem expedient concerning the issuance, transfer, redemption and registration of Certificates for shares of the stock of the Corporation.

Section 5.04.                          Maintenance of Stock Book at Principal Office:  A stock book or books shall be kept at the Florida office of the Corporation containing the names alphabetically arranged of all persons who are stockholders of the Corporation and showing their addresses and the number of shares of stock held of record by them, respectively. Such stock book shall be open daily, during at least three (3) business hours, for inspection by persons entitled by law to inspect the same.

Section 5.05.                          Transfer Agents and Registrars:  The Board of Directors may appoint one or more transfer agents and one or more registrars with respect to the Certificates representing shares of stock of the Corporation and may require all such Certificates to bear the signature of either or both. The Board of Directors may from time to time define the respective duties of such transfer agents and registrars. No Certificate of stock shall be valid until countersigned by a transfer agent, if at the date appearing there the Corporation had a transfer agent for such stock, and until registered by a registrar, if at such date the Corporation had a registrar for such stock.

Section 5.06.                          Closing of Transfer Books and Fixing of Record Date:

(a)                                 The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding forty (40) days preceding the date of any meeting of stockholders, or the date for payment of any dividend, or the dates for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining the consent of stockholders for any purpose.

(b)                                 In lieu of closing, the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding forty(40) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining any such consent, as a record date for the determination of the stockholders entitled to a notice of and to vote at any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent; provided, however, that where such record date is fixed for the determination of stockholders entitled to notice of and to vote at any meeting of stockholders and any adjournment thereof, notice of the fixing of such date shall be published at least five (5) days before such date in a newspaper published in each city, town or county where any transfer agent with respect to the shares entitled to vote at such meeting is maintained and in a newspaper in the city, town or county in Florida where the principal office of the Corporation is located. In such case, such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meeting and any adjournment thereof , or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.

Section 5.07.                          Lost or Destroyed Certificates:  The Corporation may issue a new Certificate for stock of the Corporation in place of any Certificate theretofore issued by it alleged to have been lost or destroyed and the Board of Directors may, in their discretion, require the owner of the lost or destroyed Certificate or his legal representatives to give the Corporation a bond in such sum as the Board may direct and with such surety or sureties as may be satisfactory to the Board to indemnify the Corporation and its transfer agents and registrars, if any, against any claim that may be made against it or any such transfer agent or registrar on account of the alleged loss or destruction of any such Certificate or the issuance of such new Certificate. A new Certificate may be issued without requiring any bond when, in the judgment of the Board of Directors, it is proper to do so.

ARTICLE VI

MISCELLANEOUS

Section 6.01.                          Offices:  The Corporation may establish and maintain one or more offices within or outside of the State of Florida in such place or places as the Board of Directors from time to time may determine.

Section 6.02.                          Fiscal Year:  The fiscal year of the Corporation shall be as the Board of Directors from time to time may determine.

Section 6.03.                          Corporate Seal:  The Corporate seal of the Corporation shall be circular in form and shall have inscribed on its surface the name of the Corporation, the year of its incorporation (1991) and the words “Corporate Seal Florida”. The seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

Section 6.04.                          Gender:  Wherever in these By-Laws the context so requires, the singular number shall include the plural, and the converse; and the use of any gender shall be deemed to include all genders.

Section 6.05.                          Days:  All references to “days’’ as used in these By-Laws shall include Saturdays, Sundays and legal holidays. However, if the last day for performance is a Sunday or legal holiday, the time period for performance shall be extended to include the next business day.

ARTICLE VII

AMENDMENTS

Section 7.01.                          Amendments:  All By-Laws of the Corporation shall be subject to amendment, alteration or repeal, and new By-Laws may be made by an affirmative vote of a majority of the total number of directors at any regular or special meeting.

IN WITNESS WHEREOF, we, being all of the Directors of BERMUDA BAY REALTY, INC. , have hereunto set our hands as of this 15th day of April, 1994.

/s/ R.C. Dillon
R.C. Dillon, Director

/s/ R.W. Baker
R.W. Baker, Director

/s/ L.R. Campbell
L.R. Campbell, Director